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                                                                   Exhibit 10.13


                        AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT

                  THIS AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of March 29, 1999 by and among Safeguard Scientifics, Inc., a Pennsylvania corporation ("SSI" or a "Borrower"), Safeguard Scientifics (Delaware) Inc., a Delaware corporation ("SSD" or a "Borrower"), Safeguard Delaware, Inc., a Delaware corporation ("SDI" or a "Borrower" and, collectively with SSI and SSD, the "Borrowers") and PNC Bank, National Association ("PNC", as agent for the "Lenders" under the Loan Agreement (in such capacity, "Agent")).

                                   BACKGROUND

                  A. The parties, together with the other Lenders identified therein, entered into that certain Amended and Restated Credit Agreement dated April 17, 1998 (as amended to date, the "Loan Agreement").

                  B. Lenders, through the Agent, and the Borrowers desire to amend the Loan Agreement in the manner hereinafter set forth.

                  C. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Loan Agreement.

                  D. Subject to compliance with all conditions specified herein, all amendments hereinafter set forth are effective as of the date hereof unless otherwise expressly stated herein to the contrary.

                  NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

                  1. RELEASE OF LIEN. SSI and SSD are, on the date hereof, entering into a certain contract (the "Credit Suisse Contract") with Credit Suisse Financial Products ("Credit Suisse") pursuant to which SSI and SSD have agreed to deliver to Credit Suisse one million (1,000,000) shares of Tellabs Inc. (f/k/a Coherent Communications Systems Corporation) common stock. Agent hereby releases any and all liens on, and pledges of, the stock to be delivered pursuant to the Credit Suisse Contract, consisting of one million (1,000,000) shares of Tellabs Inc. common stock (hereinafter, the "Released Stock"), together with all proceeds thereof and all cash and noncash dividends and other distributions with respect thereto. Agent further agrees to hereafter release such additional shares of Tellabs Inc. common stock that pursuant to the Credit Suisse Contract are to be hereafter delivered by SSI and SSD to Credit Suisse, together with the proceeds thereof and all cash and noncash dividends and other distributions with respect thereto. All proceeds received by SSI and SSD from Credit Suisse on account of such delivery shall be applied by SSI and SSD against the principal balance of the Loans. Accordingly, the Released Stock shall no longer constitute either "Pledged Securities" or "Collateral Coverage Securities" for any purpose of the Credit Agreement. However, should, pursuant to the Credit Suisse Contract, SSI and/or SSD receive from or retain the Released Stock free of the rights of



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Credit Suisse, the same shall be pledged to the Lenders pursuant to the Amended and Restated Pledge Agreement between the Borrowers and Agent, dated April 17, 1998.

                  2. WAIVER OF VIOLATIONS. Agent hereby waives any and all violations of the following provisions of the Loan Agreement by reason of the Credit Suisse Contract and the transactions effected thereby:

                  A. Section 6.3, "Indebtedness," to the extent it would prohibit the incurrence of SSI's and/or SSD's obligations to Credit Suisse;

                  B. Section 6.4, "Liens," to the extent it would prohibit the granting by SSI and/or SSD of a security interest in or other rights to the Released Stock;

                  C. Section 6.11, "Sale of Assets," to the extent it would prohibit the disposition of the Released Stock.

                  3. MISCELLANEOUS.

                  A. Construction. The provisions of this Amendment shall be in addition to those of the Loan Agreement, the Notes and the Security Documents, all of which shall be construed as integrated and complementary to each other. In the event of any express inconsistency between the terms hereof and those contained in the Loan Agreement, the terms hereof shall control. Except as modified by the terms hereof, all terms and provisions of the Loan Agreement remain unchanged and in full force and effect.

                  B. Binding Effect; Assignment and Entire Agreement. This Amendment shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Borrowers have no right to assign any of their rights or delegate any of their obligations hereunder without the prior written consent of Lenders. This Amendment, together with the Loan Agreement, the Notes and the Security Documents, constitute the entire agreement among the parties relating to the subject matter thereof. All exhibits referred to herein and attached hereto shall be deemed expressly incorporated herein by reference and made a part hereof.

                  C. Waiver of Jury Trial. BORROWERS AND LENDERS IRREVOCABLY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AMENDMENT, THE NOTES, SECURITY DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AMENDMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

                  D. Expenses. In addition to all other expense reimbursement obligations of the Borrowers contained in the Loan Agreement and the Security Documents, Borrowers will reimburse Lenders for all costs and expenses, including reasonable attorneys' fees, incurred by Lenders in the negotiation, preparation and consummation of this Amendment and the documents to be delivered pursuant hereto.


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                  E. Reaffirmation and Release. Borrowers ratify and reaffirm all of their Obligations to Lenders and agree that the same are owing without set-off, counterclaim or other defense of any nature. Borrowers specifically ratify and reaffirm all waiver of jury trial provisions set forth in the Loan Agreement, the Notes and the Security Documents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                    LENDERS:

                                    PNC BANK, NATIONAL ASSOCIATION, AS AGENT

                                    By: /s/ Joseph G. Meterchick
                                       ----------------------------------------
                                       Name: Joseph G. Meterchick
                                       Title: Vice President


                                   BORROWERS:

                                    SAFEGUARD SCIENTIFICS, INC.

                                    By: /s/ Michael W. Miles
                                       ----------------------------------------
                                       Name: Michael W. Miles
                                       Title: Senior Vice President & CFO


                                    SAFEGUARD SCIENTIFICS (DELAWARE) INC.

                                    By: /s/ Michael W. Miles
                                       ----------------------------------------
                                       Name: Michael W. Miles
                                       Title: Senior Vice President & CFO


                                    SAFEGUARD DELAWARE, INC.


                                    By: /s/ Michael W. Miles
                                       ----------------------------------------
                                       Name: Michael W. Miles
                                       Title: Senior Vice President & CFO




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